UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) May 17, 2011
CARBO Ceramics Inc.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

001-15903	72-1100013

(Commission File Number)	(IRS Employer Identification No.)

575 North Dairy Ashford, Suite 300 Houston, Texas	77024

(Address of Principal Executive Offices)	(Zip Code)
(281) 921-6400

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
     CARBO Ceramics Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 17, 2011. Voting results for each proposal considered at the Annual Meeting are set forth below. The proposals are described in more detail in the Company’s definitive proxy statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on April 1, 2011.
Proposal 1: Election of seven directors.
     The seven individuals listed below were elected as directors of the Company at the Annual Meeting. Voting results for each director were as follows:

Names	For	Withheld	Broker Non-Votes
Sigmund L. Cornelius	19,442,844	941,814	1,012,095
James B. Jennings	19,619,991	764,667	1,012,095
Gary A. Kolstad	20,103,470	281,188	1,012,095
H.E. Lentz, Jr.	19,777,879	606,779	1,012,095
Randy L. Limbacher	19,779,783	604,875	1,012,095
William C. Morris	19,759,158	625,500	1,012,095
Robert S. Rubin	19,722,721	661,937	1,012,095
Proposal 2: Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.
     Voting results with respect to the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2011 were as follows:

For	Against	Abstentions
21,318,823	72,877	5,053
Proposal 3: Advisory vote on the compensation of the named executive officers
     Voting results with respect to the advisory vote on the compensation of the named executive officers were as follows:

For	Against	Abstentions	Broker Non-Votes
19,361,797	278,908	743,953	1,012,095
Proposal 4: Advisory vote on the frequency of future advisory votes on the compensation of the named executive officers
     Voting results with respect to the frequency of future advisory votes on the compensation of the named executive officers were as follows:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
17,942,352	12,993	1,699,283	730,030	1,012,095
     In light of this vote, the Company has determined that it will include a stockholder advisory vote on the compensation of its named executive officers in its proxy materials every year, although the Company reserves the right to re-evaluate this decision at any time.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARBO CERAMICS INC.
Date: May 18, 2011
	By:	/s/ Ernesto Bautista III
Ernesto Bautista III
Vice President and Chief Financial Officer